Exhibit 99.1

Primus Telecommunications Group, Incorporated

Reports Fourth Quarter and Full Year 2011 Results

Excluding Divested Brazil Operations

•	Q4 Net Revenue of $250MM Up 37% YoY; 2011 Net Revenue Reached $989MM

•	Q4 Adjusted EBITDA of $24MM Up 24% YoY; Normalized Adjusted EBITDA of $26MM

•	2011 Adjusted EBITDA Reached $84MM; Normalized Adjusted EBITDA of $89MM

•	Q4 Positive Free Cash Flow of $8MM after $7MM Interest Payment

•	Strategic Investments for Growth Continue in Data Centers and Metro Rings

•	2011 Capital Program Reached $31MM

MCLEAN, VA – (MARKET WIRE) – March 14, 2012 – Primus Telecommunications Group, Incorporated (PTGi) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the fourth quarter ended December 31, 2011. PTGi completed the acquisition of Arbinet Corporation on February 28, 2011; therefore, fourth quarter 2011 comparisons are not directly comparable with prior periods. Additionally, PTGi sold its non-core Brazilian operations on December 5, 2011 for $4.3 million, the proceeds of which were primarily used to repurchase $5 million of Senior Secured Notes; these operations have been classified as discontinued for all periods.

Consolidated Results

Net revenue for the fourth quarter 2011 was $249.6 million, an increase of 36.5% from fourth quarter 2010 net revenue of $182.8 million. Contributing to the increase in net revenue was a 7.1% increase in net revenue from growth services (broadband, data center, SME VoIP, and other data services), which included a 16.4% increase in revenue associated with PTGi’s continuing data center portfolio of 11 sites worldwide. Fourth quarter continuing data center revenues were $10.7 million, and the Company’s current revenue acceleration in this space, annual data center revenue generation is tracking at approximately $42.8 million. Adjusted EBITDA was $24.3 million, an increase of 24.2% from fourth quarter 2010 Adjusted EBITDA of $19.6 million and a 9.8% increase from third quarter 2011 Adjusted EBITDA of $22.2 million. The year-over-year impact of foreign exchange translation was a positive $0.7 million to revenue for the fourth quarter 2011 and a positive $0.2 million to Adjusted EBITDA. Free Cash Flow in the quarter was $8.2 million compared to negative Free Cash Flow of $10.1 million in fourth quarter 2010.

Peter D. Aquino, Chairman, President and Chief Executive Officer, stated, “PTGi’s list of 2011 accomplishments was very meaningful, including our: debt exchange to improve our balance sheet and Free Cash Flow; ICS integration and re-launch; monetization of non-core assets; and investments in high-ROI projects. Our consistent operational and financial performance drove $89 million in Normalized Adjusted EBITDA and $58 million after capital expenditures in 2011, giving PTGi strong momentum entering 2012. Our key theme for 2012 will be our aggressive focus on capturing the enterprise segment opportunities in data centers and high capacity metro fiber while continuing our efforts to expand margins in consumer and SME broadband services. We will also continue to review strategic alternatives to increase shareholder value.”

Key Fourth Quarter 2011 Accomplishments

•	PTGi

•	Completed a process to divest non-core Brazilian operations for $4.3 million including all assets and outstanding liabilities.

•	Applied proceeds of Brazilian sale and other cash to reduce the 10.00% Senior Secured Notes by $5 million.

•	Canada:

•

Began construction on a new high density data center facility in Markham to meet strong demand from greater Toronto area businesses for mission critical and business continuity solutions, bringing Primus Canada’s national data center footprint to 8 facilities. Designed to Leadership in Energy and

Environmental Design (LEED) standards, this facility will be certified as a Tier III site, and will offer advanced disaster recovery features.

•

Expanded VoIP service area to include an additional 240 exchanges across Canada, specifically in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec, allowing more Canadian businesses and consumers to access communications services that deliver reliable and flexible connections with premium features at an affordable price.

•	Expanded traditional home phone and unlimited high speed Internet services in British Columbia and Alberta, providing more choice for consumers.

•	Expanded Business Ethernet Extended (BEX OnNet Ethernet Services) to Vancouver and Edmonton.

•	Reached a milestone 500 Internet Data Centre Colocation cabinets installed.

•	Australia:

•	Gained full accreditation to deliver fixed-line telephone services to customers on the NBN.

•	Signed Wave Engineering Solutions as first customer for recently-launched Metro Fibre over Optical Transport Network (OTN).

•

Was added to the federal government’s Data Centre Facilities Panel, managed by the Australian Government Information Management Office (AGIMO), gaining the opportunity to enter into long-term contracts with the Australian government.

•	Signed a 5-year, 21-rack/cabinet agreement with national wholesale energy suppliers to provide rack space and connectivity, generating A$4 million in total contract value.

•

Re-signed Competitive Foods Australia Pty Ltd to a 36-month term period for fixed-line, data, hosted IP telephony and data center services. New business services were also incorporated into the new agreement, including a turnkey managed WiFi network delivered to 285 sites. In addition, 63 franchisee stores (under individual agreements) are also participating in the Primus Managed WiFi with 31 signed to date. Began selling trademarked No Worries™ mobile plans, growing wireless subscribers by a double-digit rate year-over-year.

•

Launched two new calling plans, “Passport Easy” and “Lingo”, that offer unlimited international calling to standard fixed numbers in 50 countries around the world including China, India, Israel, UK and the US.

•

The Australian Communication and Media Authority (ACMA) published its 2010/2011 Communications Report which contained positive figures for Primus in relation to its performance against the Customer Service Guarantee timeframes for service connections and fault rectification.

•

Developed new enterprise-wide customer facing IVR to enhance sales capabilities for consumer customers and streamline support and technical interaction, designed to help the company achieve a high percentage of first-call resolution.

•	International Carrier Services (ICS):

•	Achieved targeted Arbinet integration synergies in 2011.

Fourth Quarter 2011 Net Revenue by Major Operating Segment

Canada – Net revenue of $58.8 million was flat as compared with the fourth quarter 2010. The impact of foreign currency translation was a negative $0.6 million. On a constant currency basis, net revenue increased 1.0% as increases in broadband, data center, SME VoIP and local services were partially offset by declines in retail long distance and prepaid services.

Australia – Net revenue of $69.4 million decreased 2.1% from $70.9 million in fourth quarter 2010. The impact of foreign currency translation was a positive $1.7 million. On a constant currency basis, net revenue decreased 4.5% as decreases in traditional voice, DSL, and wholesale services were partially offset by increases in data center, broadband and wireless services.

International Carrier Services – Net revenue of $110.3 million increased 168.7% from $41.1 million in fourth quarter 2010, primarily due to the integration of Arbinet. The impact of foreign currency translation was a negative $0.4 million.

United States - Net revenue of $11.0 million decreased 7.6% from $11.9 million in fourth quarter 2010, primarily due to decreases in residential VoIP services.

Further Fourth Quarter 2011 Detail

Net revenue less cost of revenue was $73.6 million, or 29.5% of net revenue, compared to $65.9 million, or 36.0% of net revenue, in fourth quarter 2010. Net revenue less cost of revenue adjusted for Arbinet was flat as a percentage of net revenue. On a constant currency basis, net revenue less cost of revenue increased primarily due to the inclusion of Arbinet and an increased contribution of higher-margin data center revenue in the mix. The impact of foreign currency translation was a positive $0.4 million.

Selling, general and administrative (SG&A) expense was $50.4 million, or 20.2% of net revenue, compared to $47.7 million, or 26.1% of net revenue in fourth quarter 2010. The leveraging of SG&A is largely due to the addition of Arbinet revenue and effective cost management in Australia and the United States. The impact of foreign currency translation was a positive $0.2 million.

Income from operations of $20.1 million compared to income from operations of $2.5 million in the fourth quarter 2010. Fourth quarter 2011 income from operations includes a $13.0 million net gain relating to the sale of Canadian spectrum and India operations.

Adjusted EBITDA was $24.3 million, or 9.8% of net revenue, compared to $19.6 million, or 10.7% of net revenue, in the fourth quarter 2010. Normalized for severance, integration and other non-recurring costs, Adjusted EBITDA was $25.7 million, of 10.3% of net revenue, compared to $22.1 million, or 12.1% of net revenue in the fourth quarter of 2010.

Net loss was $3.1 million, or $(0.23) per basic and diluted common share, compared to net loss of $10.1 million, or $(1.04) per basic and diluted common share in the fourth quarter 2010. The number of shares outstanding used to calculate basic and diluted earnings per common share in the fourth quarter of 2011 was 13.7 million compared to 9.8 million for basic and diluted earnings per common share in the fourth quarter of 2010.

Balance Sheet, Liquidity and Capital Resources

PTGi ended the fourth quarter 2011 with $41.1 million in unrestricted cash and cash equivalents, up from $27.2 million at September 30, 2011. Cash was generated during the fourth quarter in the following amounts: $24.3 million of Adjusted EBITDA and $15.6 million of net proceeds from the sale of assets offset, in part, by the usage of $8.7 million for capital expenditures, $7.4 million in interest payments, $5.0 million to reduce the 10% Senior Secured Notes, $2.5 million for costs associated with the debt exchange, $1.7 million in capital lease payments, and $0.7 million used in working capital. PTGi’s long-term obligations as of December 31, 2011 were $245.8 million, up from $242.7 million as of December 31, 2010.

During the fourth quarter of 2011, PTGi did not repurchase any shares pursuant to its $15 million stock repurchase program; $14.6 million remains authorized for future repurchase.

Free Cash Flow in the fourth quarter 2011 was $8.2 million compared to negative free cash flow of $10.1 million in the fourth quarter 2010. Net cash provided by operating activities was $16.9 million in the fourth quarter 2011 compared to negative $0.8 million in the fourth quarter 2010. The primary contributors to the increase in free cash flow over the prior year quarter were $10.5 million less in interest payments, $4.7 million increase in Adjusted EBITDA and favorable working capital. PTGi defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

Ken Schwarz, Chief Financial Officer, stated, “PTGi’s very solid fourth quarter 2011 operating performance reflects our key initiatives to expand margins. In-quarter foreign currency translation contributed less than in past quarters, revealing the underlying potential of each of our business units. In 2012, we will remain focused on our strategies to invest in growth services to drive data center and on-net SME revenue and to manage our operations for improving Adjusted EBITDA profitability. Our capital expenditure plan of $33-$38 million is designed to enable us to continue to grow Free Cash Flow.”

Conference Call

The Company will hold a conference call on Thursday, March 15, 2012 at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of PTGi’s web site at www.ptgi.com. The webcast and slide presentation will be available for replay for 90 days at www.ptgi.com.

A telephonic replay of this conference call will also be available by dialing 855-859-2056 (toll free) or 404-537-3406 (access code: 50759481) from 12:30 PM ET on March 15, 2012 until midnight ET on March 22, 2012.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, and Australia. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada and Australia. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, which include Adjusted EBITDA, Normalized Adjusted EBITDA and Free Cash Flow. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Reconciliations to the most directly comparable GAAP measures are contained in the tables to this release. Additional information regarding the purpose and use for these non-GAAP financial measures is set forth in our Form 8-K disclosing this press release.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, as well as creation of shareholder value, although they are based on our current plans or assessments which are believed to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) continuing uncertain global economic conditions; (ii) significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including our pricing policies; (iii) uncertainties from our announcement of our exploration and evaluation of strategic alternatives that may enhance shareholder value; (iv) our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital; (v) our ability to attract and retain customers; (vi) our expectations regarding increased competition, pricing pressures and declining usage patterns in our traditional products; (vii) the effectiveness and profitability of our growth products and bundled service offerings, the pace and cost of customer migration onto our networks, and the successful network platform migration to reduce costs and increase efficiencies; (viii) risks associated with the merger of Arbinet, including but not limited to our ability to realize the anticipated benefits of the merger of Arbinet or the timing associated with any such benefits, or volatility in the volume and mix of trading activity on the Arbinet Exchange; (ix) strengthening of U.S. dollar against foreign currencies, which may reduce the amount of U.S. dollars generated from foreign operating subsidiaries and adversely affect our ability to service our significant debt obligations and pay corporate expenses; (x) our compliance with complex laws and regulations in the U.S. and internationally; (xi) further changes in the telecommunications industry or the Internet industry, including rapid technological, regulatory and pricing changes in our principal markets; (xii) our liquidity and possible inability to service our substantial indebtedness or an occurrence of a default or event of default under our indentures; (xiii) our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; (xiv) management’s plans, goals, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results; (xv) management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; (xvi) our possible inability to raise additional capital when needed, on attractive terms, or at all; and (xvii) our possible inability to hire and retain qualified executive management, sales, technical and other personnel. Many of these factors and risks are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

(tables follow)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31, 2011	Three Months Ended September 30, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010

NET REVENUE	$249,584	$247,519	$182,793	$989,259	$737,262

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	175,992	173,239	116,898	695,738	466,045
Selling, general and administrative	50,368	52,843	47,738	214,585	194,887
Depreciation and amortization	16,139	16,472	15,316	64,450	64,427
(Gain) loss on sale or disposal of assets	(13,005)	27	375	(12,944)	196
Goodwill impairment	—	—	—	14,679	—

Total operating expenses	229,494	242,581	180,327	976,508	725,555

INCOME (LOSS) FROM OPERATIONS	20,090	4,938	2,466	12,751	11,707

INTEREST EXPENSE	(6,013)	(9,922)	(8,812)	(32,506)	(35,441)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(55)	(55)	(48)	(213)	(183)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(493)	(6,853)	—	(7,346)	164
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	(4,177)	11,367	(11,345)	2,902	(13,737)
INTEREST AND OTHER INCOME (EXPENSE), net	(368)	184	103	(127)	674
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	3,211	(12,285)	6,201	(2,661)	16,413

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	12,195	(12,626)	(11,435)	(27,200)	(20,403)

REORGANIZATION ITEMS, net	—	—	—	—	1

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	12,195	(12,626)	(11,435)	(27,200)	(20,402)
INCOME TAX BENEFIT (EXPENSE)	(3,636)	3,238	1,794	(869)	9,085

INCOME (LOSS) FROM CONTINUING OPERATIONS	8,559	(9,388)	(9,641)	(28,069)	(11,317)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(619)	(165)	(3,820)	(419)	(10,801)
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	(4,781)	—	3,122	(4,781)	2,926

NET INCOME (LOSS)	3,159	(9,553)	(10,339)	(33,269)	(19,192)
Less: Net (income) loss attributable to the noncontrolling interest	(6,282)	(457)	209	(5,461)	105

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(3,123)	$(10,010)	$(10,130)	$(38,730)	$(19,087)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$0.17	$(0.72)	$(0.97)	$(2.58)	$(1.15)
Income (loss) from discontinued operations	(0.05)	(0.01)	(0.39)	(0.03)	(1.11)
Gain (loss) from sale of discontinued operations	(0.35)	—	0.32	(0.37)	0.30

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.23)	$(0.73)	$(1.04)	$(2.98)	$(1.96)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$0.17	$(0.72)	$(0.97)	$(2.58)	$(1.15)
Income (loss) from discontinued operations	(0.05)	(0.01)	(0.39)	(0.03)	(1.11)
Gain (loss) from sale of discontinued operations	(0.35)	—	0.32	(0.37)	0.30

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.23)	$(0.73)	$(1.04)	$(2.98)	$(1.96)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	13,697	13,715	9,752	12,994	9,721

DILUTED	13,697	13,715	9,752	12,994	9,721

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$2,277	$(9,845)	$(9,432)	$(33,530)	$(11,212)
Income (loss) from discontinued operations	(619)	(165)	(3,820)	(419)	(10,801)
Gain (loss) from sale of discontinued operations	(4,781)	—	3,122	(4,781)	2,926

Net income (loss)	$(3,123)	$(10,010)	$(10,130)	$(38,730)	$(19,087)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands, except share amounts)

(unaudited)

December 31, 2011

Cash and cash equivalents	$41,052
Accounts receivable, net	81,609
Other current assets	15,539

TOTAL CURRENT ASSETS	138,200

Restricted cash	11,891
Property and equipment, net	152,180
Goodwill	71,902
Other intangible assets, net	135,677
Other assets	33,974

TOTAL ASSETS	$543,824

Accounts payable	$46,627
Accrued interconnection costs	24,103
Deferred revenue	12,258
Accrued expenses and other current liabilities	44,384
Accrued income taxes	10,617
Accrued interest	5,889
Current portion of long-term obligations	1,948

TOTAL CURRENT LIABILITIES	145,826

Non-current portion of long-term obligations	245,814
Deferred Tax Liability	31,311
Contingent Value Rights	16,196
Other liabilities	2,971

TOTAL LIABILITIES	442,118

Total stockholders’ equity	101,706

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$543,824

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31, 2011	Three Months Ended September 30, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(3,123)	$(10,010)	$(10,130)	$(38,730)	$(19,087)
Reorganization items, net	—	—	—	—	(1)
Share-based compensation expense	1,124	740	1,443	5,218	1,635
Depreciation and amortization	16,139	16,472	15,316	64,450	64,427
(Gain) loss on sale or disposal of assets	(13,005)	27	375	(12,944)	196
Goodwill impairment	—	—	—	14,679	—
Interest expense	6,013	9,922	8,812	32,506	35,441
Accretion on debt (premium) discount, net	55	55	48	213	183
(Gain) loss on early extinguishment or restructuring of debt	493	6,853	—	7,346	(164)
Interest and other (income) expense	368	(184)	(103)	127	(674)
(Gain) loss from Contingent Value Rights valuation	4,177	(11,367)	11,345	(2,902)	13,737
Foreign currency transaction (gain) loss	(3,211)	12,285	(6,201)	2,661	(16,413)
Income tax (benefit) expense	3,636	(3,238)	(1,794)	869	(9,085)
Income (expense) attributable to the non-controlling interest	6,282	457	(209)	5,461	(105)
(Income) loss from discontinued operations, net of tax	619	165	3,820	419	10,801
(Gain) loss from sale of discontinued operations, net of tax	4,781	—	(3,122)	4,781	(2,926)

ADJUSTED EBITDA	$24,348	$22,177	$19,600	$84,154	$77,965
Plus: severance, integration and other non-recurring items	1,334	188	2,471	4,347	8,819

NORMALIZED ADJUSTED EBITDA	$25,682	$22,365	$22,071	$88,501	$86,784

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

	Three Months Ended December 31, 2011	Three Months Ended September 30, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS	$16,934	$11,006	$(838)	$42,932	$36,621
Net cash used in purchase of property and equipment	(8,744)	(8,909)	(9,274)	(31,533)	(26,421)

FREE CASH FLOW	$8,190	$2,097	$(10,112)	$11,399	$10,200